SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2) )

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☐	Soliciting Material Pursuant to Section 14a-11(c) or Section 240.14a-12

LOOKSMART, LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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Notes:

NOTICE OF ANNUAL MEETING

LOOKSMART, LTD.

625 Second Street

San Francisco, California 94107

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of LookSmart, Ltd. (“LookSmart” or the “Company”) to be held at our headquarters at 625 Second Street, San Francisco, California, on Tuesday, June 10, 2003, at 9:00 a.m. local time. The annual meeting is being held for the following purposes:

(1)	To elect two directors for three-year terms expiring at the annual meeting of stockholders in 2006;

(2)	To ratify the appointment of the accounting firm PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year;

(3)	To approve the Amended and Restated 1998 Stock Plan; and

(4)	To transact any other business that may properly come before the annual meeting and any adjournment or postponement thereof.

These items are fully discussed in the following pages, which are made part of this notice. Only stockholders of record on the books of the Company at the close of business on April 15, 2003, are entitled to vote at the annual meeting. A list of stockholders entitled to vote will be available for inspection at the offices of LookSmart, 625 Second Street, San Francisco, California, during ordinary business hours for the 10 days prior to the annual meeting.

Whether or not you plan to attend, please promptly complete, sign, date and return your proxy card in the enclosed envelope, so that we may vote your shares in accordance with your wishes and so that enough shares are represented to allow us to conduct the business of the annual meeting. If you hold shares in “street name”, you may be able to vote over the internet or by telephone by following the instructions on your proxy card. Mailing your proxy(ies) or voting over the internet or by telephone does not affect your right to vote in person if you attend the annual meeting.

A copy of LookSmart’s annual report for the year ended December 31, 2002, is enclosed with this notice. The annual report, proxy statement and enclosed proxy are being furnished to holders of common stock and Chess Depository Interests (CDIs) on or about April 30, 2003.

By order of the board of directors,

Martin E. Roberts, Esq.

Vice President, General Counsel and Secretary

April 30, 2003

Your vote is very important. Even if you plan to attend the meeting,

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

LookSmart, Ltd.

625 Second Street

San Francisco, California 94107

INFORMATION ABOUT SOLICITATION AND VOTING

General

The enclosed proxy is solicited by the board of directors of LookSmart for use in voting at the annual meeting of stockholders to be held at 9:00 a.m., local time, on Tuesday, June 10, 2003, at our headquarters located at 625 Second Street, San Francisco, California, and any postponement or adjournment of that meeting. The Company’s telephone number is (415) 348-7000. The purpose of the annual meeting is to consider and vote upon the proposals outlined in this proxy statement and the attached notice.

LookSmart’s common stock is traded on the Nasdaq National Market and its Chess Depository Interests (CDIs) are traded on the Australian Stock Exchange (ASX). CDIs are exchangeable, at the option of the holder, into shares of common stock at a rate of 20 CDIs per share of common stock. Please see Exhibit A for additional disclosures required by the ASX.

These proxy solicitation materials were mailed on or about April 30, 2003, together with the Company’s annual report, to all holders of common stock or CDIs entitled to vote at the meeting.

Record Date and Outstanding Shares

Only stockholders of record on the books of the Company at the close of business on the record date, April 15, 2003, will be entitled to vote at the annual meeting. As of the close of business on the record date, there were 102,293,422 shares of common stock outstanding and held of record by approximately 529 stockholders.

Voting and Solicitation

Each stockholder may vote in person at the annual meeting or by proxy. If you are the record holder of your shares and attend the meeting in person, you may deliver your completed proxy card to us at the meeting. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or on the internet.

When proxies are properly dated, executed and returned, the shares they represent will be voted at the annual meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein, FOR ratification of the appointment of auditors and FOR the approval of the 1998 Stock Plan. In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Each stockholder voting in the election of directors may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or distribute the stockholder’s votes determined in the same way among as many candidates as the stockholder may select, provided that votes cannot be cast for more candidates than the two directors who are standing for election this year. No stockholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder’s votes. On all other matters to be voted on, each share has one vote.

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by the Company’s officers, directors and regular employees, without compensation, personally or by telephone or facsimile.

Required Vote

The two candidates for election as directors at the annual meeting who receive the highest number of affirmative votes entitled to vote at the annual meeting will be elected. The ratification of the independent auditors for the Company for the current year and approval of the approval of the 1998 Stock Plan will require the affirmative vote of a majority of the shares of the Company’s common stock present or represented and entitled to vote at the annual meeting.

Revocability of Proxies

A proxy given pursuant to this solicitation may be revoked at any time before its use by delivering a written revocation to the Secretary of the Company, delivering a duly executed proxy bearing a later date or attending and voting in person at the annual meeting.

Quorum; Abstentions; Broker Non-Votes

A quorum is required for the transaction of business during the annual meeting. A quorum is present when a majority of stockholder votes are present in person or by proxy. Shares that are voted “FOR”, “AGAINST” or “WITHHELD” on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes cast by the common stock present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter.

The Company will count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). As a result, abstentions will have the same effect as a vote against the proposal.

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining the number of votes cast with respect to the particular proposal. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our board of directors consists of eight directors, two of whom are standing for election: Jason Kellerman and Greg Santora. In addition to the directors standing for election, we have three incumbent directors with terms expiring in 2004 and three incumbent directors with terms expiring in 2005. Our bylaws provide that the board of directors be divided into three classes, with each class to be as nearly equal in number as possible. There is no difference in the voting rights of the members of each class of directors. Each class of directors serves a term of three years, with the term of one class expiring at the annual meeting of stockholders in each successive year. There are no family relationships among any directors or executive officers of the Company, except that Evan Thornley, Chairman, is married to Tracey Ellery, a member of the board of directors.

The names, ages, principal occupations and current terms of office of our directors as of April 15, 2003 are as follows:

Name	Age	Position	Expiration of Term
Jason Kellerman	33	Chief Executive Officer and Director, LookSmart	2003
Greg Santora (1)	51	Director, LookSmart	2003
Anthony Castagna (1)(2)(3)	55	Director, Macquarie Technology Funds Management Pty Ltd.	2004
Teresa Dial	53	Director, LookSmart	2004
Mark Sanders	59	Chairman, Pinnacle Systems	2004
Tracey Ellery	40	Director, LookSmart	2005
Evan Thornley	38	Chairman, LookSmart	2005
Edward West (1)(2)(3)	50	President and Chief Executive Officer, Colarity Corporation	2005

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Governance Committee

Unless marked otherwise, proxies received will be voted FOR the election of the two nominees. Both of the nominees are presently directors whose terms will expire at the annual meeting. The nominees are willing to be elected and to serve for the three-year term. If a nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies may be voted either (i) for a substitute nominee who shall be designated by the proxy holders or by the incumbent board of directors to fill the vacancy or (ii) for the other nominee, leaving a vacancy. Alternatively, the size of the board of directors may be reduced accordingly. The board of directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve for three-year terms until the annual meeting of stockholders in 2006 or until their successors, if any, are elected or appointed.

Nominees for Election to the Board of Directors

The nominees for election to the board of directors are Jason Kellerman and Greg Santora. The board of directors unanimously recommends that you vote FOR election of all nominees as directors.

Jason Kellerman has served as our Chief Executive Officer since October 2002 and as our Chief Operating Officer from June 2001 to October 2002. Mr. Kellerman served as Vice President, International and Chief Executive Officer of LookSmart International Pty Ltd., our Australian subsidiary, from September 2000 to June 2001, Director of the revenue management team from May 1999 through August 2000 and as Director of the ecommerce group in March and April 1999. Prior to that time, he worked at Mercer Management Consulting from June 1990 to February 1999, most recently as a Principal. Mr. Kellerman holds a B.S.E. in Civil Engineering and Operations Research from Princeton University.

Greg Santora has served as one of our directors since September 2002. Mr. Santora served as Chief Financial Officer of Intuit, Inc., a provider of business and financial management software, from July 1997 to January 2003. From May 1983 to November 1996, Mr. Santora served in a variety of roles, most recently as Senior Director of Finance, at Apple Computer. Mr. Santora also serves on the board of directors of Digital Insight Corporation. Mr. Santora holds a B.A. in Accounting from the University of Illinois and an M.B.A. from San Jose State University and has completed the Program for Management Development at Harvard University.

Incumbent Directors Whose Terms Continue After the Annual Meeting

The following persons are incumbent directors whose terms expire at the annual meeting of stockholders in 2004:

Anthony Castagna has served as one of our directors since March 1999. Dr. Castagna currently serves as a non-executive director of Macquarie Technology Funds Management Pty Limited, an Australian venture capital fund. From 1997 to present, Dr. Castagna has served as an independent advisor to the Macquarie Technology Investment Banking Division of Macquarie Bank Limited, an investment banking company, and other technology-based companies in Australia, Asia and the United States. Dr. Castagna served as a non-executive director of BT LookSmart, the joint venture between LookSmart and British Telecommunications, until December 2002. Dr. Castagna holds a Bachelor of Commerce from the University of Newcastle, Australia, and an M.B.A. and Ph.D. in finance from the University of New South Wales, Australia.

Teresa Dial has served as one of our directors since January 2003. From November 1998 to March 2001, Ms. Dial was Chief Executive Officer of Wells Fargo Bank and Group Executive Vice President and a member of the management committee of Wells Fargo & Co. From 1996 to November 1998, Ms. Dial was Vice Chair of Consumer and Business Banking and a member of the office of the Chairman of Wells Fargo & Company. From September 1991 to March 1996, she was Executive Vice President, Business Banking, of Wells Fargo. Prior to that time, Ms. Dial held various other management roles with Wells Fargo since 1980. Ms. Dial serves on the boards of directors of NDCHealth Corporation and Onyx Software Corporation. Ms. Dial also serves on the boards of Blue Shield of California and the Community Colleges Foundation, both of which are non-public entities. Ms. Dial is a graduate of the Graduate School of Credit and Financial Management and received her B.A. in Political Science from Northwestern University.

Mark Sanders has served as one of our directors since January 2003. Mr. Sanders has served as Chairman of Pinnacle Systems, a supplier of video creation, storage, distribution and streaming solutions, since July 2002 and as a director since January 1990. Mr. Sanders also served as President and Chief Executive Officer from January 1990 to July 2002. Prior to that time, Mr. Sanders served in a variety of management positions, most recently as Vice President and General Manager of the Recording Systems Division of Ampex, Inc., a manufacturer of video broadcast equipment. Mr. Sanders holds a B.S. in Electrical Engineering from California Polytechnic University, Pomona and an M.B.A. from Golden Gate University.

The following persons are incumbent directors whose terms expire at the annual meeting of stockholders in 2005:

Tracey Ellery co-founded LookSmart and has served as a director since September 1997. Ms. Ellery served as President of LookSmart from June 1999 to March 2001 and Senior Vice President of Product from July 1996 to June 1999. From 1991 to 1994, Ms. Ellery was Chief Executive Officer of Student Services Australia, an Australian college publishing and retail company. Ms. Ellery studied drama and legal studies at Deakin University, Australia. Ms. Ellery is married to Mr. Thornley.

Evan Thornley co-founded LookSmart and served as its Chairman since July 1996. Mr. Thornley served as Chief Executive Officer of LookSmart from July 1996 to October 2002 and as President from July 1996 to June 1999. From 1991 to 1996, Mr. Thornley was a consultant at McKinsey & Company, a global consulting company, in their New York, Kuala Lumpur and Melbourne offices. Mr. Thornley holds a Bachelor of Commerce and a Bachelor of Laws from the University of Melbourne, Australia. Mr. Thornley is married to Ms. Ellery.

Edward F. West has served as one of our directors since November 2001. Mr. West has served as Chief Executive Officer of Colarity Corporation, a customer knowledge management company, since December 2001. Prior to that time, he served as Chief Executive Officer of Centerwheel Corporation since January 2001. From December 1999 to December 2000, Mr. West served as Chief Executive Officer of RealNames International, the global development subsidiary of RealNames Corporation, an Internet names and navigation platform provider. From May 1998 to December 1999, Mr. West served as Executive Vice President, Business Development, Sales and Marketing, at RealNames Corporation. From January 1996 to April 1998, Mr. West served as Chief Operating Officer of Softbank Interactive Marketing, a provider of marketing services and sales representation to Internet sites seeking interactive advertisers. Mr. West holds an M.B.A. from Harvard Business School and an A.B. in Architecture/Urban Planning from Princeton University.

Board Committees and Meetings

In March 1999, the board of directors established two standing committees: the audit committee and the compensation committee. Prior to that time, the functions of these two standing committees were performed by the board of directors. In June 2002, the board of directors established the nominating and governance committee.

In 2002, the board of directors held eleven regular meetings and took action by written consent on two occasions. Each of the directors attended 75% or more of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which he or she served (during the periods that he or she served), except Mr. Ryan, who resigned from the board of directors in June 2002.

Audit Committee.    The audit committee operates under a written charter adopted by the board of directors and recommends to the board of directors the selection of independent accountants, approves the nature and scope of services to be performed by the independent accountants and reviews the range of fees for such services, confers with the independent accountants and reviews the results of the annual audit, reviews with the management and independent accountants our accounting and financial controls and reviews policies and practices regarding compliance with laws and conflicts of interest. Currently, the audit committee consists of directors Castagna, Santora and West, all of whom are “independent” directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. Mr. West was appointed Chairman of the audit committee in June 2002. Mr. Santora was appointed to the audit committee in September 2002 to replace Ms. Byerwalter, who resigned from the board of directors in June 2002. Mr. Santora was appointed Chairman of the audit committee in October 2002. In 2002, the audit committee held five meetings.

Compensation Committee.    The compensation committee is responsible for reviewing and recommending to the board of directors the timing and amount of compensation for the Chief Executive Officer and other key employees, including salaries, bonuses and other benefits. The compensation committee also is responsible for administering the Company’s stock option and other equity-based incentive plans. Currently, the compensation committee consists of directors Castagna and West, both of whom are non-employee directors. Mr. West was appointed to the compensation committee in August 2002 to replace directors Ryan and Tananbaum, who resigned from the board of directors in June 2002. Mr. Castagna was appointed Chairman of the compensation committee in January 2003. In 2002, the compensation committee held five meetings and took action by written consent on one occasion.

Nominating and Governance Committee.    The nominating and governance committee develops and implements policies and processes regarding corporate governance matters, assesses board membership needs and makes recommendations regarding potential director candidates to the board of directors. The board of directors established the nominating and governance committee in June 2002. Currently, the nominating and governance committee is composed of directors Castagna and West. In 2002, the nominating and governance committee held one meeting. The nominating and governance committee will consider nominees recommended by stockholders. Such recommendations should be submitted to the attention of the chairman of the nominating committee.

Compensation of Directors

Since June 5, 2002, members of the board of directors have received the following compensation: (i) new non-employee directors are granted an option to purchase 50,000 shares of common stock upon joining the board of directors, which option vests over 36 months, (ii) each year, non-employee directors are granted an option to purchase 30,000 shares of common stock, based upon the continued service of the director during the prior year, which vests immediately, (iii) $1,250 per quarter for members of the audit committee if the member attends 100% of meetings held by the committee during the quarter, (iv) $1,250 per quarter for members of the compensation committee if the member attends 100% of meetings held by the committee during the quarter, (v) $500 per meeting for members of the nominating and governance committee, (vi) $5,000 per quarter for members of the board of directors if the member attends 100% of meetings held by the board of directors during the quarter, (vii) $1,250 per quarter for the chairman of each of the audit and compensation committees, and (viii) $1,250 per quarter for service as a member of the board of directors of BT LookSmart, our joint venture with British Telecommunications. In addition, starting in January 2003, the chairman of the board receives $12,500 per quarter. Directors may elect to take part or all of their cash compensation in the form of fully vested non-qualified stock options. If a director makes such election, the number of stock options granted will be three times the amount of cash compensation divided by the closing price of LookSmart stock on the date of grant. The options have an exercise price equal to the closing price of LookSmart stock on the date of grant. For all unvested options held by directors, vesting accelerates 100% in the event of involuntary termination of the director’s membership on the board of directors within 12 months after a change of control of the Company. For any quarter or year in which a director has not served as a board or committee member for the entire period, the compensation described above (except for the initial grant) is prorated for the period of time served.

From February 2000 until June 2002, directors received grants of stock options as follows: (i) new non-employee directors were automatically granted an option to purchase 50,000 shares of common stock upon joining the board of directors, and (ii) each year, non-employee directors were granted an option to purchase 20,000 shares of common stock, based upon the continued service of the director during the prior year. These stock options vested at a rate of 1/36th per month over the three years following the commencement of vesting, based on continued service as a director. Vesting accelerates 100% in the event of involuntary termination of the director’s membership on the board of directors within 12 months after a change of control of the Company. Effective in June 2002, directors’ compensation was revised as described above.

In December 2002, the board of directors granted Mr. Castagna an additional option to purchase 30,000 shares of common stock in connection with Mr. Castagna’s services as a board member. Directors received no other compensation for their services as directors in 2002, other than reimbursement of reasonable out-of-pocket expenses for attendance at board meetings.

Compensation Committee Interlocks and Insider Participation

The compensation committee consists of directors Castagna and West, neither of whom is or has been an officer or employee of the Company. Jason Kellerman, Chief Executive Officer of the Company, is not a member of the compensation committee and cannot vote on matters decided by the committee. He participates in compensation committee discussions regarding salaries and incentive compensation for all employees of and consultants to the Company, but Mr. Kellerman is excluded from discussions regarding his own salary and incentive compensation.

No interlocking relationship exists between the Company’s board of directors or compensation committee and the board of directors or compensation committee of any other party, nor has such relationship existed in the past.

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The board of directors has reappointed the firm of PricewaterhouseCoopers LLP, certified public accountants, as independent accountants of LookSmart for the current fiscal year. Stockholder ratification of the selection of PricewaterhouseCoopers LLP as LookSmart’s independent accountants is not required by LookSmart’s bylaws, Delaware corporate law or otherwise. The board of directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of PricewaterhouseCoopers LLP as independent accountants, the board of directors will consider whether to retain that firm for the year ending December 31, 2003 and will consider the appointment of other certified public accountants. PricewaterhouseCoopers LLP audited the financial statements of LookSmart and its subsidiaries for the fiscal year ended December 31, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

The board of directors recommends that you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

PROPOSAL THREE — APPROVAL OF THE AMENDED AND RESTATED 1998 STOCK PLAN

We are asking our stockholders to approve our Amended and Restated 1998 Stock Plan (the “Plan”) so that we can use it to achieve the Company’s goals and also receive a federal income tax deduction for certain compensation paid under the Plan. Our board of directors has approved the Plan, subject to approval from our stockholders at the annual meeting. Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the annual meeting. Our named executive officers and directors have an interest in this proposal.

In March 2003, the board of directors amended the Plan to include a number of performance goals that the compensation committee may use with respect to an award of restricted stock, including cash flow, earnings per share, market share, profit after tax, profit before tax, revenue and total stockholder return. The board also amended the Plan to change the definition of fair market value for an award from the closing price on the last trading day preceding the date of grant to the closing price on the day of the grant. If stockholders approve the Plan as amended, it will replace the current Plan.

We believe strongly that the approval of the Plan is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals.

Summary of the Plan

The following paragraphs provide a summary of the principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to the Plan, a copy of which is attached to this proxy statement as Exhibit B.

As of April 15, 2003, there were options outstanding to purchase 18,274,778 shares under the Plan, no stock purchase rights were outstanding and there were 4,528,317 shares available for grant under the Plan. The maximum number of shares of our common stock that may be issued under the Plan is increased automatically in June of each year by an amount equal to the lesser of (i) 2,500,000 shares, (ii) 4% of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or (iii) a lesser amount determined by the board of directors. The Company anticipates that the automatic annual increase of 2,500,000 shares will occur in June 2003.

The Plan permits the grant of stock options and stock purchase rights (each, an “Award”). If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the Plan. Also, if we experience a stock dividend, reorganization or other change in our capital structure, the compensation committee of our board of directors has discretion to adjust the number of shares available for issuance under the Plan, the outstanding Awards, and the per-person limits on awards, as appropriate to reflect the stock dividend or other change.

Eligibility

Employees, non-employee directors, independent contractors and consultants of the Company are eligible to participate in the Plan, although only employees of the Company and of certain subsidiaries of the Company are eligible to receive incentive stock options governed by Section 422 of the Internal Revenue Code. The compensation committee selects the employees, non-employee directors, independent contractors and consultants who will be granted awards under the Plan. As of April 15, 2003, six executive officers, seven non-employee directors, approximately 365 other employees and several independent contractors and consultants were eligible to participate in the Plan. The actual number of individuals who will receive an award under the Plan cannot be determined in advance because the compensation committee has the discretion to select the participants.

Administration of the Plan

The compensation committee administers the Plan and determines the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Plan and outstanding Awards. The compensation committee may delegate any part of its authority and powers under the Plan to one or more directors and/or officers of the Company, but only the compensation committee can make Awards to participants who are officers of the Company. The compensation committee also is authorized to reduce the exercise price of outstanding options or stock purchase rights or to substitute a new Award for a previously granted Award.

Stock Options

A stock option is the right to acquire shares of the Company’s common stock at a fixed exercise price for a fixed period of time. Under the Plan, the compensation committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The committee will determine the number of shares covered by each option, but during any fiscal year of the Company, no participant may be granted options covering more than 1,500,000 shares, except an additional 1,500,000 shares may be granted to a participant in connection with his or her initial employment. The exercise price of the shares subject to each option is set by the committee but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by incentive stock options or nonqualified options intended to qualify as “performance based” under Section 162(m) of the Code.

Vesting; Transferability; Term; Change of Control; Termination of Employment or Services

Options vest according to a schedule established by the compensation committee. The committee’s current practice is to vest options over a three-year or four-year period from the date of grant, assuming continued

employment with the Company. All options are non-transferable, but form part of the option holder’s estate in the event of death. An option may be exercised in whole or in part. Outstanding options generally lapse on the tenth anniversary of the date of its grant, although the options issued as part of the stock option repricing in March 2001 generally lapse on December 31, 2005. In the event that a general offer is made to the holders of our common stock to acquire all of the outstanding shares of our common stock, the acquiring company is required to assume outstanding stock options and if such company refuses to do so, outstanding stock options will vest and become exercisable as of the closing of such transaction. If an option holder ceases to be our employee for any reason, any options unexercised on such date and in respect of which a right of exercise has accrued must be exercised within the time period specified in the option agreement (usually 90 days). Upon the expiration of this period, any options that remain unexercised will lapse.

Stock Purchase Rights

Stock purchase rights generally are the same as options. Stock purchase rights may be granted alone or in combination with an option. Each right allows the participant to purchase shares at a price determined by the compensation committee. The committee will determine the number of shares covered by each stock purchase right, but during any fiscal year of the Company, no participant may be granted stock purchase rights covering more than 500,000 shares. Shares purchased may be subject to a vesting schedule or right of repurchase by the Company, all as determined by the committee. For purposes of qualifying stock purchase rights as “performance-based” compensation under section 162(m) of the Internal Revenue Code, the committee may (but is not required to) condition vesting of shares based on achievement of performance goals relating to the Company’s or a business unit’s cash flow, earnings per share, market share, profit after tax, profit before tax, revenue and/or total stockholder return.

Amendment; Termination; Other Provisions

Our board of directors may amend or terminate the Plan at any time and in any matter, subject to the rights of recipients of awards under the Plan, required stockholder approvals and the requirements of Sections 422 and 162(m) of the Internal Revenue Code.

We issue stock options to eligible recipients under the Plan by way of individual option agreements with each recipient. A participant has no stockholder rights with respect to the shares of the Company’s common stock subject to his or her outstanding awards until such shares are purchased in accordance with the provisions of the Plan. Nothing in the Plan confers upon the participant any right to continue in the employ of the Company.

From time to time, the Company has filed registration statements on Form S-8 with respect to the shares of common stock issuable under the Plan. As a result, shares of common stock issued under the Plan after the date the registration statement was filed are freely tradable, except for shares held by our affiliates.

Awards Granted to Certain Individuals and Groups

The number of Awards that an employee or consultant may receive under the Plan is in the discretion of the compensation committee and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares subject to options granted under the Plan in 2002, and (b) the average per share exercise price of such options. No shares of restricted stock were granted under the Plan in 2002.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
Peter Adams	0	n/a
Dianne Dubois	0	n/a
Robert Goldberg	750,000	$2.36
Jason Kellerman	1,500,000	$1.07
Martin Roberts	125,000	$1.46
Evan Thornley	0	n/a
All current executive officers, as a group	2,725,000	$1.25
All directors who are not executive officers, as a group	130,001	$1.65
All employees who are not executive officers, as a group	4,760,200	$2.05

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Restricted Stock

A participant will not have taxable income upon purchase of shares under a stock purchase right unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The Plan has been designed to permit the board of directors to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

Recommendation

We believe strongly that the approval of the Plan is essential to our continued success. Awards such as those provided under the Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the Plan is essential for us to compete for talent in the very difficult labor markets in which we operate.

The board of directors unanimously recommends a vote FOR the approval of the Plan.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth the number of shares of LookSmart common stock beneficially owned as of April 15, 2003, by

•	each beneficial owner of 5% or more of the Company’s outstanding common stock,

•	each of LookSmart’s directors and nominees for director,

•	each of the named executive officers, and

•	all of LookSmart’s directors, nominees for director and named executive officers as a group.

Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock issued. Beneficial ownership is determined in accordance with SEC regulations and generally includes voting or investment power with respect to securities. Beneficial ownership also includes securities issuable upon exercise of warrants or stock options exercisable within 60 days of April 15, 2003. Percentage ownership is based on 102,293,422 shares of common stock outstanding as of April 15, 2003. Stock options or warrants exercisable within 60 days of April 15, 2003 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated below, the address of the persons listed is c/o LookSmart, Ltd., 625 Second Street, San Francisco, 94107.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percent Beneficially Owned
Five Percent Stockholders
Cox Interactive Media, Inc. (2)	9,702,301	9.3%
773 Howard Hughes Pkwy., Suite 300
N Las Vegas, NV 89109

Named Executive Officers and Directors
Peter Adams	343,766	*
Anthony Castagna	130,672	*
Teresa Dial	8,272	*
Dianne Dubois	450,500	*
Tracey Ellery (3)	14,442,000	14.1
Robert Goldberg	8,500	*
Jason Kellerman	958,659	*
Martin Roberts	254,581	*
Mark Sanders	5,555	*
Greg Santora	26,370	*
Evan Thornley (3)	14,442,000	14.1
Edward West	55,059	*
All directors and executive officers as a group (13 persons)	17,493,408	16.7

*	Less than 1%.
(1)	Includes shares that may be acquired by the exercise of stock options granted under the Company’s stock option plans within 60 days after April 15, 2003. The number of shares subject to stock options exercisable within 60 days after April 15, 2003, for each listed person is shown below:

Peter Adams	343,766
Anthony Castagna	130,672
Brian Cowley	249,997
Teresa Dial	8,272
Dianne Dubois	437,500
Jason Kellerman	913,275
Martin Roberts	254,581
Mark Sanders	5,555
Greg Santora	26,370
Garret Vreeland	165,625
Edward West	55,059

(2)	Consists of (i) 1,500,000 shares of common stock issuable upon exercise of a warrant and (ii) 8,202,301 shares of common stock directly or indirectly held by Cox Interactive Media.
(3)	Mr. Thornley and Ms. Ellery are husband and wife and, accordingly, each is the beneficial owner of shares held by the other. Mr. Thornley and Ms. Ellery each hold 1,100,000 shares in their own name and jointly hold 12,242,000 shares by trust.

EXECUTIVE COMPENSATION

Executive Officers

Our executive officers, and their respective ages as of April 15, 2003, are as follows:

Name	Age	Position
Jason Kellerman	33	Chief Executive Officer and Director
Dianne Dubois	42	Chief Financial Officer
Peter Adams	29	Chief Technology Officer and Senior Vice President, Product
Brian Cowley	43	Senior Vice President, Business Development
Martin Roberts	42	General Counsel, Vice President and Secretary
Garret Vreeland	44	Vice President, National Sales

Jason Kellerman has served as our Chief Executive Officer since October 2002 and as our Chief Operating Officer from June 2001 to October 2002. Mr. Kellerman served as Vice President, International and Chief Executive Officer of LookSmart International Pty Ltd., our Australian subsidiary, from September 2000 to June 2001, Director of the revenue management team from May 1999 through August 2000 and as Director of the ecommerce group in March and April 1999. Prior to that time, he worked at Mercer Management Consulting from June 1990 to February 1999, most recently as a Principal. Mr. Kellerman holds a B.S.E. in Civil Engineering and Operations Research from Princeton University.

Dianne Dubois has served as our Chief Financial Officer since August 2001. From January 2000 to August 2001, Ms. Dubois served as Vice President Finance, North America for E*Trade, an online financial services company. Prior to joining E*Trade, Ms. Dubois was Vice President of Finance for PIMCO Advisors, L. P., an investment advisor from May 1998 to December 1999. Ms. Dubois served as Vice President, Financial Planning and Analysis for WellPoint Health Networks from March 1996 to April 1998. Ms. Dubois holds as B.B.A. in accounting from the University of Wisconsin, Madison and is a Certified Public Accountant in California and Wisconsin.

Brian Cowley has served as our Senior Vice President, Business Development since June 2002. From May 2001 until June 2002, Mr. Cowley served as Vice President, General Manager of Sponsorship and Services at eBay, Inc., an internet auction service. Prior to that time, Mr. Cowley held various management positions with LookSmart from September 1996 to January 2001, most recently as Senior Vice President, Sales and Marketing. Mr. Cowley holds a B.S. in Marketing from Bryant College.

Peter Adams has served as our Chief Technology Officer since September 2001. Prior to joining LookSmart, Mr. Adams served as Chief Executive Officer of Primary Knowledge, an e-marketing data warehousing and business intelligence company, from April 1999 to September 2001. Mr. Adams served as Vice President, Technology of Modem Media, an interactive marketing agency, from April of 1998 to March 1999 and as Chief Technology Officer of Poppe Tyson, an interactive marketing agency, from June 1995 to March 1998. Mr. Adams has a B.A. in Political Science from Trinity College.

Martin Roberts has served as our General Counsel since May 1999 and as a Vice President since February 2000. From April 1997 to May 1999, he served as Senior Counsel of The PMI Group, Inc., a provider of mortgage-related services. From September 1995 to April 1997, Mr. Roberts served as Senior Counsel of Fair,

Isaac and Company, Inc., a risk assessment technology company. Mr. Roberts holds a B.A. in English from the University of Virginia and a J.D. from the University of Alabama.

Garret Vreeland has served as our Vice President, National Sales since January 2002. Prior to joining LookSmart, Mr. Vreeland served as Vice President of Advertising Sales for Lycos, Inc., from February 2000 to January 2002 and as Eastern Advertising Sales Director from June 1998 to February 2000. Mr. Vreeland served as Eastern Advertising Director of Time, Inc. New Media from August 1997 to June 1998 and as Sales Representative for Money Magazine from November 1995 to August 1997. Prior to November of 1995, Mr. Vreeland served as Vice President, Management Supervisor for Ogilvy & Mather Advertising. Mr. Vreeland holds a B.S. in Marketing from the University of Vermont.

Summary Compensation Table

The following table shows information concerning the compensation earned during each of the last three full fiscal years by (i) each person who served as Chief Executive Officer in 2002, and (ii) the four other most highly compensated executive officers of the Company in 2002. The persons listed below are referred to throughout this proxy statement as the “named executive officers.”

	Year	Annual Compensation			Long-Term Compensation Awards	All Other Compensation ($)(2)
Name and Principal Position		Salary ($)	Bonus ($)		Number of Shares Underlying Options (1)
Jason Kellerman (3)	2002	243,750	183,750		1,500,000	84,213	(4)
Chief Executive Officer	2001	187,260	—		1,020,000	42,147	(4)
and director	2000	131,250	—		184,806	40,074	(4)

Evan Thornley (3)	2002	187,180	—		—	—
Chairman and Former Chief Executive	2001	175,002	—		—	—
Officer	2000	250,008	—		—	—

Peter Adams (5)	2002	212,500	—		—	10,000
Chief Technology Officer and	2001	57,308	—		750,000	—
Senior Vice President, Product	2000	—	—		—	—

Dianne Dubois (6)	2002	225,000	65,625	(7)	—	10,000
Chief Financial Officer	2001	79,327	96,875	(7)	750,000	2,813
	2000	—	—		—	—

Robert Goldberg (8)	2002	166,026	115,625		750,000	10,000
Former Senior Vice President, Sales	2001	—	—		—	—
	2000	—	—		—	—

Martin Roberts	2002	182,500	12,500		125,000	10,000
General Counsel, Vice President	2001	153,750	—		325,000	6,045
and Secretary	2000	136,385	—		240,586	5,993

(1)	All of the stock options granted to the named executive officers in 2000 were cancelled in exchange for repriced stock options in March 2001.
(2)	The amounts in this column represent matching contributions made by the Company to the accounts of the named executive officers under the Company’s 401(k) plan. Under the 401(k) plan, matching contributions are 50% vested after the first year of employment and 100% vested after the second year of employment.
(3)	Mr. Kellerman was promoted to Chief Executive Officer, and Mr. Thornley resigned as Chief Executive Officer, in October 2002.
(4)	Includes the following compensation for 2002, 2001 and 2000, respectively: (a) matching contributions of $10,000, $8,500 and $6,563 made by the Company under the 401(k) plan, and (b) payments of $74,213, $33,647 and $33,511 made by the Company for housing and for tax equalization in connection with Mr. Kellerman’s relocation to Australia from September 2000 through June 2001.
(5)	Mr. Adams joined the Company in September 2001. Amounts shown for 2001 reflect compensation for services rendered for less than the full fiscal year.

(6)	Ms. Dubois joined the Company in August 2001. Amounts shown for 2001 reflect compensation for services rendered for less than the full fiscal year.
(7)	Includes performance-based loan forgiveness in the amounts of $15,625 in 2002 and $46,875 in 2001.
(8)	Mr. Goldberg joined the Company in March 2002 and resigned from his position with the Company in January 2003. Amounts shown for 2002 reflect compensation for services rendered for less than the full fiscal year.

Stock Option Grants in the Last Fiscal Year

The following table sets forth information regarding stock options granted to the named executive officers in 2002 and the values of those options:

	Individual Grants				Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term ($)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2002	Exercise Price Per Share	Expiration Date
Name					5%	10%
Robert Goldberg	750,000	9.8	$2.36	3/6/12	$1,113,143	$2,820,924
Jason Kellerman	1,500,000	19.7	1.07	9/24/12	1,009,376	2,557,957
Martin Roberts	125,000	1.6	1.46	7/24/12	114,773	290,858

The amounts shown in the column entitled “Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term” are based on the fair market value per share of common stock on the date of grant, compounded annually at 5% or 10% per annum over an assumed 10-year term, minus the exercise price per share, multiplied by the number of shares subject to the stock option. The real value of the options depends on the actual performance of the Company’s stock during the applicable period. The use of this valuation method should not be construed as an endorsement of its accuracy in valuing LookSmart options or common stock.

Stock options noted above granted to Mr. Goldberg are exercisable with respect to 25% of the shares on the first anniversary of his date of hire and become exercisable with respect to  1/48th of the shares on each month thereafter with full vesting occurring on the fourth anniversary of the vesting commencement date. Stock options noted above granted to Mr. Kellerman are exercisable with respect  1/60th of the shares on each month with full vesting occurring on the fifth anniversary of the vesting commencement date. Stock options noted above granted to Mr. Roberts are exercisable with respect  1/48th of the shares on each month with full vesting occurring on the fourth anniversary of the vesting commencement date. Vesting may be partially or fully accelerated upon certain events relating to a change in control of the Company. Stock options granted in 2002 under the Amended and Restated Plan generally: (i) expire after a term of ten years, (ii) terminate, with limited exercise provisions for a period of time, in the event of death, retirement or other termination of employment, and (iii) permit the optionee to pay the exercise price by delivery of cash or shares of the Company’s common stock.

Aggregated Fiscal Year-End Values

The following table provides information concerning unexercised options held as of December 31, 2002 by the named executive officers. None of the named executive officers exercised stock options in 2002. The amounts shown in the columns entitled “Value of Unexercised In-the-Money Options at Fiscal Year End” are based on the closing sales price of the Company’s common stock on the Nasdaq National Market on December 31, 2002 ($2.48) minus the exercise price of the option (if less than $2.48), multiplied by the number of shares subject to the option.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter Adams	312,500	437,500	$578,125	$809,375
Dianne Dubois	333,333	416,667	616,666	770,834
Robert Goldberg	0	750,000	0	90,000
Jason Kellerman	698,952	1,921,548	623,778	2,572,441
Martin Roberts	234,788	215,212	76,861	199,064

Employment, Severance and Change of Control Agreements

Other than as set forth below, the Company has no written employment agreements governing the length of service of its executive officers, or any severance or change of control agreements with its executive officers. Except as set forth below, each of its executive officers serves on an at-will basis.

In February 2002, the Company entered into a severance agreement and mutual release with Richard Boulderstone, its former Senior Vice President, Engineering, providing for: (i) continued payment of base salary through April 30, 2002, (ii) payment of a lump sum amount equivalent to three months’ base salary, (iii) an extension of the exercisability of Mr. Boulderstone’s vested stock options as of April 30, 2002 until December 31, 2005, and (iv) an extension of the maturity of the outstanding loan to Mr. Boulderstone until June 13, 2015. Mr. Boulderstone repaid the loan in full in December 2002.

In January 2003, the Company paid severance to Robert Goldberg, its former Senior Vice President, Sales, in the form of a lump sum payment of $87,500 and health benefits for three months after the date of termination.

The Company has a severance agreement with Peter Adams, its Chief Technology Officer, providing that in the event of termination without cause, the Company will provide a severance package consisting of: (a) a lump sum payment equal to 25% of his then-current annual base salary, (b) up to three months of continued benefits coverage, and (c) reimbursement for all reasonable expenses related to Mr. Adams’ relocation to New York if such expenses are incurred within six months of the date of termination.

The Company has a severance agreement with Brian Cowley, its Senior Vice President, Business Development, providing that in the event of termination without cause, the Company will provide a severance package consisting of: (a) a lump sum payment equal to 25% of his then-current annual base salary and annual incentive compensation at plan and (b) up to 90 days of continued benefits coverage.

The Company has a severance agreement with Jason Kellerman, its Chief Executive Officer, providing that in the event of termination without cause, the Company will provide a severance package consisting of: (a) a lump sum payment equal to 100% of his then-current annual base salary and annual incentive compensation at plan, (b) immediate vesting of 700,000 stock options on the date of termination, (c) up to one year of continued benefits coverage, and (d) an extension of the time to exercise stock options for 24 months after the date of termination.

The Company has a severance agreement with Martin Roberts, its General Counsel, providing that in the event of termination without cause, the Company will provide a severance package consisting of: (a) a lump sum payment equal to 50% of his then-current annual base salary and annual incentive compensation at plan, and (b) up to six months of continued benefits coverage.

Stock Options.    Pursuant to individual stock option agreements with the Company, the stock options held by executive officers are subject to accelerated vesting in the event of termination without cause following a change in control of the Company. In such event, the vesting of stock options will be accelerated in amounts between 25% and 100% of the shares subject to the stock option. A “change of control” is generally defined in the agreements as a merger or acquisition of the Company in which the stockholders of the Company prior to the transaction do not retain 50% of the voting securities of the surviving corporation or a sale of all or substantially all of the assets of the Company. Generally, under the stock option agreements for newly hired executive officers, 25% or 33% of each option becomes exercisable on the first anniversary of the date of grant and  1/48th or  1/33rd of the shares become exercisable each month thereafter, so that all options are vested after four or three years. For additional grants to executive officers,  1/60th,  1/48th or  1/36th of the shares become exercisable each month, so that all options are vested after five, four or three years.

Indemnity Agreements.    The Company has entered into indemnity agreements with its directors and officers providing for indemnification of each director and officer against expenses incurred in connection with any action or investigation involving the director or officer by reason of his or her position with the Company (or with another entity at the Company’s request). The directors and officers will also be indemnified for costs, including judgments, fines and penalties, indemnifiable under Delaware law or under the terms of any current or future liability insurance policy maintained by the Company that covers directors and officers. A director or officer involved in a derivative suit will be indemnified for expenses and amounts paid in settlement. Indemnification is dependent in each instance on the director or officer meeting the standards of conduct set forth in the indemnity agreements.

Certain Relationships and Related Transactions

In February 2002, the Company exercised its option, pursuant to a license agreement with Viator Ventures, Inc., a technology company wholly owned by Peter Adams, the Company’s Senior Vice President, Product and Chief Technology Officer, to convert the license into an exclusive license. The Company paid Viator Ventures $400,000 and 300,000 shares of Company common stock in connection with the license.

In April 2002, the Company loaned $250,000 to Dianne Dubois, its Chief Financial Officer, in connection with the purchase of a personal residence. The loan is due and payable upon the earliest to occur of: (a) 120 days after Ms. Dubois’s resignation from the Company; (b) 180 days after termination of Ms. Dubois’s employment, provided that if at that time, the realizable post-tax gain from the stock options held by Ms. Dubois is less than the amount required to repay the loan in full, then the amount of loan due and payable at that time shall equal the amount of the realizable post-tax gain, and the remainder of the loan shall remain outstanding and shall mature upon the next anniversary of the date the loan was made; or (c) 30 days after the sale of the residence. The loan is interest free and may be forgiven ratably over a period of four years, subject to performance measures being met. In addition, the Company has agreed to pay taxes due related to forgiveness of the loan and imputed interest.

Equity Compensation Plan Information

The following table provides information concerning our equity compensation plans as of December 31, 2002 under which common stock of the Company is authorized for issuance.

	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under our equity compensation plans (excluding shares reflected in column 1)(2)
Equity Plans Approved by Stockholders	18,059,265		$1.60	6,968,486	(3)
Equity Plans not Approved by Stockholders	35,258	(4)	5.11	—

Total	18,094,523		1.61	6,968,486

(1)	Does not include 145,291 shares reserved for issuance upon exercise of stock options assumed in connection with our acquisition of Zeal Media, Inc., for which the weighted average exercise price is $3.16 per share, and 134,234 shares reserved for issuance upon exercise of stock options assumed in connection with our acquisition of WiseNut, Inc., for which the weighted average exercise price is $0.85 per share. The Company will not grant any further options under these plans.
(2)	The maximum number of shares of common stock that may be issued under the Amended and Restated 1998 Stock Plan is subject to an annual increase in June of each year equal to the lesser of (i) 2,500,000 shares, (ii) 4% of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or (iii) a lesser amount determined by the board of directors. The Company anticipates that the automatic annual increase of 2,500,000 shares will occur in June 2003.
(3)	Includes 879,049 shares reserved for issuance in connection with our Employee Stock Purchase Plan.
(4)	Consists of warrants granted to (a) two employees of the Company in June 1999, subject to monthly vesting based upon continued employment over a period of 22 months from the date of grant, and (b) eight employees, directors or consultants of Zeal Media, Inc. prior to its acquisition by LookSmart, all fully vested on the date of issuance. All warrants are currently fully exercisable and entitle the holder to purchase shares of common stock of the Company at a fixed price. The warrants generally have a term of five years from the date of issuance.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee is composed of directors Castagna and West, neither of whom is a current or former employee of the Company or its subsidiaries. The compensation committee reviews and recommends to the board of directors the compensation policies of the Company. The compensation committee also administers the Company’s compensation plans and recommends for approval by the board of directors the compensation to be paid to the Chief Executive Officer and, with the advice of the Chief Executive Officer, the compensation of the other executive officers of the Company.

General Compensation Policy

The basic compensation philosophy of the compensation committee and the Company is to provide competitive salaries as well as competitive incentives to achieve superior financial performance. The Company’s executive compensation policies are designed to achieve four primary objectives:

•	Attract and retain well-qualified executives who will lead the Company and achieve and inspire superior performance;

•	Provide incentives for achievement of specific short-term individual, business unit and corporate goals;

•	Provide incentives for achievement of longer-term financial goals; and

•	Align the interests of management with those of the stockholders to encourage achievement of continuing increases in stockholder value.

Executive compensation at LookSmart consists primarily of the following components:

•	base salary and benefits;

•	amounts paid, if any, under individual-specific discretionary bonus plans designed to encourage achievement of individual goals; and

•	participation in the Company’s stock option and equity-based incentive plans.

Each component of compensation is designed to accomplish one or more of the compensation objectives described above.

The participation of specific executive officers and other key employees in the stock option and equity-based incentive plans of the Company is recommended by management and such recommendations (including the level of participation) are reviewed, modified (to the extent appropriate) and approved by the compensation committee. Senior executive officers are normally eligible to receive a greater percentage of their potential compensation in the form of awards under these incentive plans to reflect the compensation committee’s belief that the percentage of an executive’s total compensation that is “at risk” should increase as the executive’s corporate responsibilities and ability to influence profits increase.

Base Salary

To attract and retain well-qualified executives, it is the compensation committee’s policy to establish base salaries, benefit packages and equity compensation at levels that have been confirmed to be, in the aggregate, competitive within similarly situated companies. The Company generally provides its officers with base salaries that are comparable to similarly situated companies, while its bonus and incentive programs rely more on stock options and less on cash payments. Base salaries of senior executives are determined by the compensation committee by comparing each executive’s position with similar positions in companies of similar type, size and financial performance. In making that comparison, the compensation committee uses independent surveys of companies of a comparable stage of development. Included in the survey are some, but not all, of the companies included in the RDG Internet Composite Index, with the primary focus on Internet companies at a similar stage in the San Francisco Bay Area which may compete for the same pool of employees. In general, the compensation committee has targeted base salaries to be at the median to slightly below the median percentile of base salaries paid for comparable positions by companies included in the surveys. Other factors considered by the compensation committee are the executive’s performance, the executive’s current compensation and the Company’s or the applicable business unit’s performance (determined by reference to revenues, costs and other quantitative measures of performance). Although the compensation committee does not give specific weight to any particular factor, the most weight is given to the executive’s performance (in determining whether to adjust above or below the current salary level), and a significant but lesser weight is generally given to the comparative salary levels in the industry.

In general, base salaries for the Company’s executive officers in 2002 were near or slightly below the median of salaries paid by comparable companies. The 2002 average base salary of senior executives increased over the previous year’s level as a result of a combination of factors, including improved individual performance, improved or continued excellent performance by the applicable business unit and Company, promotions and increased responsibilities.

Stock-Based Incentive Compensation

Awards under the Company’s stock option and employee stock purchase plans are designed to encourage long-term investment in the Company by participating executives, more closely align executive and stockholder interests and reward executives and other key employees for building stockholder value. The compensation committee believes stock ownership by management has been demonstrated to be beneficial to all stockholders. Periodic grants of stock options are generally made annually to all eligible employees based on performance, with additional grants made to certain employees following a significant change in job responsibility.

Under the Company’s stock option plan, the compensation committee may grant to executives and other key employees options to purchase shares of stock. The compensation committee reviews and approves grants to executives and exceptional grants to employees. The compensation committee reviews and approves a standard structure for grants to new non-executive employees and discretionary grants to eligible employees. The compensation committee grants both incentive stock options and nonqualified options within the meaning of the Internal Revenue Code. All of the options granted in 2002 were nonqualified stock options with an exercise price equal to the closing price of LookSmart common stock on the last trading day before the grant. Under the terms and conditions of the plan, the compensation committee may, however, grant nonqualified options with an exercise price above or below the market price on the date of grant.

In determining the number of stock options to be awarded to an executive, the compensation committee generally takes into consideration the levels of responsibility and compensation practices of similar companies. The compensation committee also considers the recommendations of management, the individual performance of the executive and the number of shares previously awarded to the executive. As a general practice, the number of options granted increases in proportion to each executive’s responsibilities.

Chief Executive Officer Compensation

Mr. Kellerman was promoted to Chief Executive Officer in October 2002 at a base salary of $300,000 and annual performance incentive of up to $150,000. Mr. Kellerman’s compensation in 2002 is consistent with the compensation policy of LookSmart described above and the compensation committee’s evaluation of his overall leadership and management of the Company. In setting Mr. Kellerman’s base salary and total annual cash compensation, the compensation committee compared Mr. Kellerman’s cash compensation with that of chief executive officers in a group of companies of similar general type and size. The compensation committee may recommend, and the board of directors may approve, an adjustment to Mr. Kellerman’s salary and bonus in 2003.

Mr. Kellerman has a portion of his total compensation “at risk” because some of his potential compensation is based upon the stock option plan described above. Mr. Kellerman’s equity position in the Company consists of stock options subject to vesting and common stock.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code provides that a company may not deduct compensation paid to certain executive officers in excess of $1,000,000 per officer in any one year, except for “performance-based” compensation. The cash compensation paid to the Company’s executive officers in 2002 did not exceed the $1,000,000 limit per officer, nor is the cash compensation to be paid to executive officers in 2003 expected to reach that level. Because it is very unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1,000,000 limitation, the compensation committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The compensation committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1,000,000 level.

The foregoing report has been submitted by the undersigned in our capacity as members of the compensation committee of the Company’s board of directors.

Respectfully submitted,

Anthony Castagna

Edward West

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on LookSmart common stock to the Nasdaq Stock Market (U.S.) Index, JP Morgan H&Q Internet 100 Index and RDG Internet Index. The graph covers the period from August 20, 1999, the first trading date of LookSmart’s common stock, to December 31, 2002. The graph assumes that $100 was invested on August 20, 1999 in LookSmart common stock and in each index, and that all dividends were reinvested. LookSmart has not paid or declared any cash dividends on its common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

*	$100 invested on August 20, 1999 in stock or index, including reinvestment of dividends.

The dollar values for total stockholder return plotted in the graph above are shown in the table below:

	Cumulative Total Return
	8/20/99	12/99	12/00	12/01	12/02
LookSmart, Ltd.	$100.00	$225.00	$20.32	$11.67	$20.67
Nasdaq Stock Market (U.S.)	100.00	154.14	92.79	73.62	50.89
JP Morgan H & Q Internet 100	100.00	225.60	86.80	55.85	**
RDG Internet	100.00	183.27	106.47	65.76	43.36

**	Discontinued after 2001.

The preceding stock performance graph and the Compensation Committee Report are not considered proxy solicitation materials, are not deemed filed with the Securities and Exchange Commission, and are not deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act. Notwithstanding anything to the contrary set forth in any of LookSmart’s previous filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporate future filings made by the Company under those statutes, neither the above stock performance graph nor the Compensation Committee Report is to be incorporated by reference into any prior filings, nor shall the graph or report be incorporated by reference into any future filings made by the Company under those statutes.

REPORT OF THE AUDIT COMMITTEE

The audit committee is composed of directors Castagna, Santora and West. The role of the audit committee is to assist the board of directors in its oversight of the Company’s financial reporting process. The audit committee performs the duties set forth in its charter.

The audit committee has reviewed and discussed LookSmart’s audited consolidated balance sheets as of December 31, 2002 and 2001 and consolidated statements of operations, cash flows and stockholders’ equity for the three years ended December 31, 2002 with LookSmart’s management. The audit committee has discussed with PricewaterhouseCoopers LLP, LookSmart’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

The audit committee has also received and reviewed written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board No. 1 (concerning matters that may affect an auditor’s independence) and has discussed with PricewaterhouseCoopers LLP their independence. The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of our principal accountants. Based on the foregoing review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in LookSmart’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

The preceding Audit Committee Report is not considered proxy solicitation materials, is not deemed filed with the Securities and Exchange Commission, and is not deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act.

AUDIT COMMITTEE

Anthony Castagna

Greg Santora

Edward West

INDEPENDENT PUBLIC ACCOUNTANTS

The board of directors has reappointed PricewaterhouseCoopers LLP to examine the financial statements of LookSmart for the fiscal year 2003. In addition to audit services, PricewaterhouseCoopers LLP also provided certain non-audit services to LookSmart in 2002. The audit committee has considered whether the provision of these additional services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Audit Fees

Audit and interim review fees for 2002 were $339,204.

Financial Information Systems Design and Implementation Fees

We did not engage PricewaterhouseCoopers LLP to provide services regarding financial information systems design.

All Other Fees

Other fees for 2002 totaled $154,132, consisting of $29,834 for audit-related services, $82,058 for tax compliance and other tax services, $38,950 for the audit of our 401(k) Plan and $3,290 for other services. Audit-related services included assistance with our registration statements in the United States and Australia and procedures performed in connection with merger and acquisition activity.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires LookSmart’s directors, officers and persons who beneficially own more than 10% of the outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership. Directors, officers and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on review of the reports the Company has received, or written representations that no other reports were required for those persons, the Company believes that its officers and directors complied with all applicable filing requirements applicable in 2002.

STOCKHOLDER PROPOSALS

All stockholder proposals intended to be presented at the annual meeting of stockholders in 2004 and included in the Company’s proxy statement and form of proxy relating to that meeting must be presented to the Company by January 1, 2004. Stockholder proposals intended for consideration for inclusion in the Company’s proxy statement and form of proxy relating to that meeting should be made in accordance with Securities and Exchange Commission Rule 14a-8. All other stockholder proposals that are intended to be presented at the annual meeting of stockholders in 2004 must be presented to the Company by April 1, 2004, or will be considered untimely. Stockholder proposals should be addressed to the attention of the Company’s General Counsel, 625 Second Street, San Francisco, California 94107.

SOLICITATION OF PROXIES

Solicitation of proxies will be made initially by mail. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone or facsimile or personally without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. The Company will bear all costs of solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy materials to beneficial owners. The Company also intends to hire Mellon Investor Services to assist in the distribution of proxy materials and the solicitation of votes. The Company will pay Mellon Investor Services a fee of $5,500 plus customary out-of-pocket expenses for these services.

ANNUAL REPORT ON FORM 10-K

A copy of LookSmart’s annual report for 2002 accompanies this proxy statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to LookSmart Investor Relations, 625 Second Street, San Francisco, CA 94107, or by calling (415) 348-7000. It is also available in digital form for download or review by visiting www.stockholder.com/looksmart/.

DELIVERY OF THIS PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, brokers with account holders who are LookSmart’s stockholders may be “householding” our proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and proxy statement, please notify your broker and direct your written request to LookSmart Investor Relations, 625 Second Street, San Francisco, CA 94107, or by calling (415) 348-7000.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Exhibit A

Annual Report for the Year Ended 31 December 2002 — Additional Information

Required by ASX Listing Rule 4.10

This document forms part of the annual report and proxy statement of LookSmart, Ltd. lodged with the ASX, and sets out the additional information required by ASX listing rule 4.10 (in italics) to be included in the annual report.

4.10.1    A statement of all material differences between the information in LookSmart’s Appendix 4B (preliminary final report) and the information in the accounts in its annual report, including the amounts of, and reasons for, the differences.

Not applicable — there are no material differences between the information in the Appendix 4B and the information in the accounts in the annual report.

4.10.2    Whether LookSmart had an audit committee as at the date of the directors’ report. If it did not, it must explain why.

LookSmart has had an audit committee since March 1999. The section entitled “Audit Committee” in the proxy statement attached to the annual report sets out details of the composition, role and responsibilities of LookSmart’s audit committee.

4.10.3    A statement of the main corporate governance practices that LookSmart had in place during the reporting period. If a practice had been in place for only part of the period, LookSmart must state the period during which it had been in place

Information regarding the following main corporate governance practices of LookSmart are set forth in greater detail in the proxy statement attached to the annual report: (i) policies and procedures for the appointment and nomination of directors to the board of directors, (ii) the term of office of persons appointed to the board of directors, (iii) the compensation committee’s functions and role in determining compensation matters, (iv) compensation arrangements for the members of the board of directors, (v) the audit committee’s functions and role in selecting independent auditors and reviewing financial information. In addition, the proxy statement lists the executive and non-executive members of the board of directors. LookSmart’s board of directors established a nominating and governance committee in June 2002. LookSmart’s board of directors regularly reviews matters which, in its opinion, constitute the greatest business risks and formulates arrangements to manage such risks.

4.10.4    The names of substantial holders in the entity, and the number of equity securities to which each substantial holder and the substantial holder’s associates have a relevant interest, as disclosed in substantial holding notices given to the entity. If a substantial holding notice discloses that related bodies corporate have the same relevant interest in the same number of equity securities, the annual report need only include the name of the holding company.

LookSmart has not received any substantial holding notices in the preceding 12 months. For a list of the principal stockholders of the Company, please see the response to Item 4.10.9 below.

4.10.5    The number of holders of each class of equity securities.

To LookSmart’s knowledge, (i) as of 15 April 2002, LookSmart had a total of approximately 8,150 beneficial owners of common stock, (ii) as of 31 March 2002, LookSmart had a total of approximately 17,082 beneficial owners of CDIs, and (iii) as of 31 March 2002, LookSmart had a total of approximately 429 holders of stock options or warrants to purchase common stock.

4.10.6    The voting rights attaching to each class of equity securities.

One vote attaches to each share of common stock. Consistent with this, one vote attaches to 20 CDIs. Votes do not attach to warrants or stock options.

4.10.7    A distribution schedule of the number of holders of CDIs, in the categories:

The following information is provided as of 31 March 2002:

1 – 1,000	(2,664 holders of CDIs)
1,001 – 5,000	(6,198 holders of CDIs)
5,001 – 10,000	(2,998 holders of CDIs)
10,001 – 100,000	(4,641 holders of CDIs)
100,001 – above	(581 holders of CDIs)

4.10.8    The number of holders holding less than a marketable parcel of the entity’s main class of securities (including holders of CDIs), based on the market price at the specified date.

Based on the market price on 31 March 2003, the Company believes that there were approximately 5,174 holders holding less than a marketable parcel of CDIs.

4.10.9    The names of the 20 largest holders of each class of quoted equity securities, the number of equity securities each holds and the percentage of capital each holds.

The 20 largest holders of common stock as of 15 April 2003, number of shares held, and percentage is as follows:

Holder	Shares	Percentage
Evan Thornley and Tracey Ellery	14,442,000	14.1%
Cox Interactive Media, Inc. and related entities	8,202,301	8.0%
Merrill Lynch	5,731,677	5.6%
Bear Stearns	4,900,362	4.8%
Goldman Sachs & Co.	4,235,566	4.1%
State Street Bank & Trust Company	3,751,630	3.7%
Morgan Stanley	3,569,765	3.5%
Northern Trust Company	2,410,427	2.4%
PNC Bank, National Association	1,945,591	1.9%
Boston Safe Deposit and Trust Company	1,871,054	1.8%
Bank of New York	1,853,320	1.8%
Banc of America Securities LLC	1,777,797	1.7%
Pershing LLC	1,634,296	1.6%
Charles Schwab & Co.	1,462,666	1.4%
Brown Brothers Harriman & Co.	1,437,011	1.4%
E*Trade Clearing LLC	1,181,293	1.2%
UBS PaineWebber	1,122,976	1.1%
Citibank	1,113,216	1.1%
Barclays Global Investors	1,093,161	1.1%
Investors Bank & Trust Company	1,003,482	1.0%

The 20 largest holders of CDIs as of 31 March 2003, the number of CDIs held and percentage (on an as-converted to common stock basis) is as follows:

Holder	CDIs	Percentage
Pan Australian Nominees Pty	4,000,000	0.20%
Ottmar Weiss	2,086,620	0.10%
Richard Waite & Susan Waite (Waite Health Care A/C)	2,008,000	0.10%
Guo Liang Li & Jie Ling Bu	1,523,249	0.07%
Theodore Lional Chatz	1,500,000	0.07%

Jaswinder Takhar	1,400,000	0.07%
A Di Bella Pty Ltd.	1,387,755	0.07%
Kelgild Pty Ltd.	1,339,991	0.07%
Steshua Nominees Pty Ltd.	1,300,000	0.06%
Steven Robert Brown	1,290,000	0.06%
Greenwich Stud Pty Ltd.	1,200,000	0.06%
Natuka Pty Ltd.	1,100,000	0.05%
Trychair Pty Ltd.	1,100,000	0.05%
Richard Waite & Susan Waite (R & S Waite Super Fund A/C)	1,031,000	0.05%
Comintra Pty Ltd. (Shariff Valibhoy Family A/C)	1,000,000	0.05%
Harvey Sharp Pty Ltd. (C. Harvey & G. Sharp A/C)	1,000,000	0.05%
Lancicon Pty Ltd.	1,000,000	0.05%
Hongwu Liu & Helen Wang	1,000,000	0.05%
Roy Manassen	1,000,000	0.05%
R K Mills Earthmoving Pty Ltd.	1,000,000	0.05%

4.10.10    The name of the LookSmart’s secretary (in the case of a trust, the name of the responsible entity or management company and its secretary).

Martin E. Roberts

4.10.11    The address and telephone number of LookSmart’s registered office in Australia; and of its principal administrative office, if the two are different.

LookSmart, Ltd. does not have a registered office in Australia, as it is not an Australian company and is not registered as a foreign company under the Corporations Act 2001 (Cth). The address of the registered office of LookSmart, Ltd.’s Australian subsidiary, LookSmart International Pty Limited ACN 074 789 263, is Level 2, 63-73 Ann Street, Surry Hills, NSW 2010, Sydney, Australia (612 9282 0340). The address of LookSmart, Ltd.’s principal administrative office is 625 Second Street, San Francisco, CA 94107, ((415) 348-7000).

4.10.12    The address and telephone number of each office at which a register of securities, register of depositary receipts or other facilities for registration of transfers is kept.

Computershare Investor Services Pty Limited

Level 3, 60 Carrington Street

Sydney NSW 1115

61 2 8234 5000

Mellon Investor Services

235 Montgomery Street, 23rd Floor

San Francisco, CA 94104

(415) 743-1429

4.10.13    A list of other stock exchanges on which any of the LookSmart’s securities are quoted.

Nasdaq National Market

4.10.14    The number and class of restricted securities or securities subject to voluntary escrow that are on issue, and the date that the escrow period ends.

Not applicable (no such securities on issue).

4.10.15    If LookSmart is a mining exploration entity, a list of its interests in mining tenements, where the tenements are situated and the percentage interest it holds in each.

Not applicable (LookSmart is not a mining exploration entity).

4.10.16    For each class of unquoted equity securities (except CUFs), the number of equity securities that are on issue and the number of holders. In addition, if a person holds 20% or more of the equity securities in an unquoted class, the name of the holder and number of equity securities held, unless the securities were issued or acquired under an employee incentive scheme.

As of 31 March 2003, LookSmart had 102,084,116 outstanding shares of common stock (quoted on the Nasdaq National Market), outstanding options to purchase 18,694,029 shares of common stock and outstanding warrants to purchase 2,008,120 shares of common stock.

4.10.17    A review of operations and activities for the reporting period.

See the annual report and attached proxy statement.

4.10.18    Whether there is a current on-market buy-back.

There is no current on-market buy-back.

4.10.19    In its first two annual reports after admission, a statement about whether LookSmart used the cash and assets in a form readily convertible to cash that it had at the time of admission in a way consistent with its business objectives. If the use was not consistent, an explanation of how the cash and assets were used. The statement in the first annual report must be for the time between admission and the end of the reporting period. The statement in the second annual report must be for the whole of the reporting period.

Not applicable (this is LookSmart’s third annual report after its admission on 24 February 2000).

4.10.20    If the entity is an investment entity, each of the following:

(a)	A list of all investments held by it and its child entities.

(b)	The total number of transactions in securities during the reporting period, together with the total brokerage paid or accrued during that period.

(c)	The total management fees paid or accrued during the reporting period, together with a summary of any management agreement.

Not applicable (LookSmart is not an investment entity).

Exhibit B

LOOKSMART, LTD.

AMENDED AND RESTATED

1998 STOCK PLAN

1.	Purposes of the Plan. The purposes of this Amended and Restated 1998 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2.     Definitions. As used herein, the following definitions shall apply:

(a)  “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)  “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c)  “Board” means the Board of Directors of the Company.

(d)  “Code” means the Internal Revenue Code of 1986, as amended.

(e)  “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(f)  “Common Stock” means the common stock of the Company.

(g)  “Company” means LookSmart, Ltd., a Delaware corporation.

(h)  “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(i)  “Director” means a member of the Board.

(j)   “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k)  “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the market trading day on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the market trading day on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(n)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(p)  “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(q)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r)  “Option” means a stock option granted pursuant to the Plan.

(s) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(t)  “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(u)  “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(v)  “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(w) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to an Optionee with respect to a Stock Purchase Right. As determined by the Committee, the Performance Goals applicable to a Stock Purchase Right may provide for a targeted level or levels of achievement using one or more of the following measures: (i) cash flow; (ii) earnings per share; (iii) market share; (iv) profit after tax; (v) profit before tax; (vi) revenue; and (vii) total stockholder return. The Performance Goals may differ from Optionee to Optionee and from Stock Purchase Right to Stock Purchase Right. Any criteria used may be measured in absolute terms or as compared to another company or companies. Any criteria used may be measured against the performance of the Company as a whole or a segment of the Company. In establishing Performance Goals, the Committee may exclude one or more non-recurring items from its measurement of achievement.

(y)  “Plan” means this Amended and Restated 1998 Stock Plan.

(z) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

(aa)  “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(bb)  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(cc)  “Section 16(b)” means Section 16(b) of the Exchange Act.

(dd)  “Service Provider” means an Employee, Director or Consultant.

(ee)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(ff)  “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(gg)  “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.     Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 20,850,000 Shares, plus an annual increase to be added on each anniversary date of the adoption of the Plan equal to the lesser of (i) 2,500,000 Shares, (ii) 4% of the outstanding Shares on such date, or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.     Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

(vii) to institute an Option Exchange Program;

(viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

5.     Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.     Limitations.

(a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) The following limitations shall apply to grants of Options:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,500,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,500,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

(iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7.     Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

8.     Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.     Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.     Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11.     Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 11(c).

(i) General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

(ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iii) Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the LookSmart, Ltd. Amended and Restated 1998 Stock Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of LookSmart, Ltd.”

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

13.     Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

14.     Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

15.     Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16.     Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17.     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.     Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.     Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

PROXY	PROXY

LOOKSMART, LTD.

COMMON STOCK

ANNUAL MEETING OF STOCKHOLDERS, JUNE 10, 2003

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF LOOKSMART, LTD.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 10, 2003 and the Proxy Statement, and appoints Jason Kellerman and Martin Roberts, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of LookSmart, Ltd. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entities, at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters at 625 Second Street, San Francisco, California, 94107, on June 10, 2003 at 9:00 a.m. Pacific Time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below and on the reverse side.

(Continued, and to be marked, dated and signed, on the reverse side)

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							Please mark your votes as in this example.	☒
		FOR ALL NOMINEES EXCEPT AS NOTED BELOW	WITHHOLD AUTHORITY TO VOTE			FOR	AGAINST	ABSTAIN
1.	To elect two directors to serve on the Company’s Board of Directors until the Annual Meeting of Stockholders in 2006 or until their successors are duly elected and qualified:	☐	☐	2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.	☐	☐	☐
						FOR	AGAINST	ABSTAIN

	01 Jason Kellerman and 02 Greg Sanfora			3.	To approve the Amended and Restated 1998 Stock Plan.	☐	☐	☐

				4.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.

(Print name(s) on certificate) Please sign your name(s) (Authorized Signature(s) Date:
Please print the name(s) appearing on each share certificate(s) over which you have voting authority.

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